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EXHIBIT 10.1

                               STRATEGIC ALLIANCE
                            SHARE PURCHASE AGREEMENT

     THIS STRATEGIC ALLIANCE SHARE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of May 9, 2007, by and among I/OMagic Corporation, a Nevada corporation, with headquarters located at 4 Marconi, Irvine, California 92618 (the "COMPANY"), and Jiangxi Greatsource Display Tech. Co. Ltd. (the "INVESTOR").

     WHEREAS:

     A. The Investor specializes in the research and development and commercialization of liquid crystal on silicon ("LCOS") display technology and desires to make an investment in the Company in connection with the joint development, manufacturing and marketing of LCOS and other display products in the United States.

     B. The Company is a provider of brand name magnetic and optical data storage products sold through computer, consumer electronics and office supply superstores and other retailers throughout North America.

     C. The Company and the Investor is executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") or Regulation S as promulgated by the United States Shares and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT").

     D. The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 21,750,000 shares (collectively, the "SHARES") of the Company's common stock, $0.001 par value per share (the "Common Stock").

     NOW, THEREFORE, the Company and the Investor hereby agree as follows:

     1.   PURCHASE AND SALE OF THE SHARES.

          (a)  Purchase of the Shares.

               (i) Purchase. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, a portion of the Shares at such times (each, a "CLOSING") and in such amounts as set forth in the Closing Dates and Payment Schedule (the "PURCHASE SCHEDULE") attached hereto as Exhibit A.

               (ii) Closings. The date and time of the Closings (each, a "CLOSING DATE," and collectively, the "CLOSING DATES") shall be 10:00 a.m., Los Angeles Time, on September 30, 2007 (the "FIRST CLOSING"), on any date between March 31, 2008 and May 31, 2008, including March 31, 2008 and May 31, 2008 (the "SECOND CLOSING") and MAY 31, 2008 (the "THIRD CLOSING") (or such other date as is mutually agreed to by the Company and the Investor) at the offices of Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

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               (iii) Purchase Price. The aggregate purchase price for the Shares to be purchased by the Investor at the Closings (the "PURCHASE PRICE") shall be US$95,000,000, which Purchase Price shall be payable as follows: (A) US$24,000,000 at the First Closing, (B) US$41,000,000 at the Second Closing and
(C) US$30,000,000 at the Third Closing.

          (b) Form of Payment. On each Closing Date, (i) the Investor shall pay that portion of the Purchase Price to the Company for the Common Stock to be issued and sold to the Investor at such Closing as set forth in Section 1(a)(iii) and in the Purchase Schedule, by wire transfer of immediately available funds for in accordance with the Company's written wire transfer instructions and (ii) the Company shall deliver to the Investor a stock certificate registered in the name of the Investor or its designee(s), each of whom shall be an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, representing that number of shares of Common Stock which the Investor is then purchasing at such Closing duly executed on behalf of the Company and registered in the name of the Investor.

     2.   INVESTOR'S REPRESENTATIONS AND WARRANTIES.

          The Investor represents and warrants that:

          (a) No Public Sale or Distribution. The Investor is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to a registration statement or an exemption under the 1933 Act. The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

          (b) Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

          (c) Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

          (d) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained herein. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.


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          (e) No Governmental Review. The Investor understands that no United
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

          (f) Transfer or Resale. The Investor understands that except as provided in the Registration Rights Agreement (as defined below): (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered, or (B) the Investor provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (g) Legends. The Investor understands that the certificates or other instruments representing the Shares, until such time as the resale of the Shares have been registered under the 1933 Act, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXCEPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.


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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

          (h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          (i) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

          (j) Residency. The Investor is not a resident of the United States of America.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to the Investor that:

          (a) Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).


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          (b) Authorization; Enforcement; Validity. The Company has the
requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into or to be entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been or will be on or prior to the Closing duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been or shall have been on or prior to each Closing duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          (c) Issuance of Shares. The issuance of the Shares have been duly authorized and as of each Closing the applicable portion of the Shares shall be free from all taxes, liens and charges with respect to the issuance thereof The offer and issuance by the Company of the Shares in accordance with this Agreement is exempt from registration under the 1933 Act.

          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(r)) of the Company or any of its Subsidiaries, any capital stock of the Company or Bylaws (as defined in Section 3(r)) of the Company or any of its Subsidiaries or (ii) except as set forth on
Schedule 3(d), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

          (e) Consents. Except as set forth on Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. Except as set forth in Section 5 and on Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Except as set forth on Schedule 3(e), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.


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          (f) Acknowledgment Regarding Investor's Purchase of Shares. The
Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Investor is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the sale of the Shares.

          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the 1933 Act or cause the offering of the Shares to be integrated with other offerings.


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          (i) [Intentionally Omitted.]

          (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Shares and the Investor's ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          (k) SEC Documents; Financial Statements. Except as disclosed in
Schedule 3(k), during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and except as set forth on Schedule 3(k), none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, except as set forth on Schedule 3(k), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as set forth on
Schedule 3(k), Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

          (l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since December 31, 2006, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Except as disclosed in Schedule 3(l), since December 31, 2006, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary


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course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(s)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          (m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

          (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Since December 31, 2006, except as set forth in Schedule 3(n), (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company
(i) used any corporate funds for any unlawful contribution, gift, entertainment

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or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

          (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

          (r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 4,540,292 are issued and outstanding, 354,850 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and pursuant to securities (other than the Common Stock) exercisable or exchangeable for, or convertible into, shares of Common Stock and
(ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which as of the date hereof, none is issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Investor true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

          (s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Shares or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, except as set forth in Schedule 3(t).

          (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (v) Employee Relations.

               (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any such Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiaries to any liability with respect to any of the foregoing matters.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property, do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries and as set forth in Schedule 3(w). Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3(x), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (z) Subsidiary Rights. Except as set forth in Schedule 3(z), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (bb) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

          (cc) Form SB-2 Eligibility. As of the Closing, the Company will be eligible to register the Shares for resale by the Investor using Form SB-2 promulgated under the 1933 Act.

          (dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

          (ee) Disclosure. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     4.   COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Shares (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Shares as set forth on Schedule 4(d).

          (e) Financial Information. The Company agrees to send the following to the Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

          (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

          (g) Fees. Each party shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions incurred pursuant to a written agreement with any such placement agent, advisor or broker and relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Shares to the Investor.

          (h) Pledge of Shares. The Company acknowledges and agrees that the Shares may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Investor effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of
Section 2(f) hereof in order to effect a sale, transfer or assignment of Shares to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by an Investor.

          (i) Restriction on Redemption and Cash Dividends. So long as any Shares are held by the Investor, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the Investor.

          (j) [Intentionally Omitted.]

          (k) Corporate Existence. So long as any Investor beneficially owns any Shares, the Company shall not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing Fundamental Transactions. "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination).

          (l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the date hereof, 100% of the number of Shares issuable hereunder.

          (m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (n) [Intentionally Omitted.]

          (o) Employee Options. For as long as the Investor holds any of the Shares, the Company may not, without first obtaining the written consent of the Investor, issue any of the Company's securities to its employees other than (i) employee stock options to purchase, in the aggregate, 3,000,000 shares of the Company's Common Stock with an exercise price equal to US$3.00 per share and with an exercise period of 5 years (the "ALLOWED EMPLOYEE OPTIONS"), and (ii) pursuant to the employment agreement with Mr. Shahbaz described in Section 4(p)(iii) below. The Allowed Employee Options may be issued in the sole discretion of the Company's board of directors or its compensation committee.

          (p) Additional Transaction Documents. Between the date hereof and June 9, 2007, the parties agree to negotiate the terms and conditions of the following agreements (collectively, the "ADDITIONAL TRANSACTION DOCUMENTS"), each of which shall be deemed a "TRANSACTION DOCUMENT," in each case in form and substance satisfactory, in their sole discretion, to each of the Company and the
Investor:

               (i) a registration rights agreement to register the Shares (the "REGISTRATION RIGHTS AGREEMENT");

               (ii) subject to the consent of the Company's Board of Directors, an employment agreement between the Company and Mr. Shahbaz, the Company's President and Chief Executive Officer, which employment agreement shall provide for, among other things, the opportunity for Mr. Shahbaz to receive a bonus in connection with the successful negotiation of this Agreement, which bonus shall be payable in the form of shares of Common Stock at each Closing Date as follows: (A) at the First Closing, such number of shares of Common Stock when combined with the number of shares of Common Stock owned by Mr. Shahbaz prior to such issuance will result in Mr. Shahbaz having a direct ownership interest in the Company equal to 25.76% of the then outstanding shares of Common Stock calculated on a fully-diluted basis, (B) at the Second Closing, such number of shares of Common Stock when combined with the number of shares of Common Stock owned by Mr. Shahbaz prior to such issuance will result in Mr. Shahbaz having a direct ownership interest in the Company equal to 16.60% of the then outstanding shares of Common Stock calculated on a fully-diluted basis, and (C) at the Third Closing, such number of shares of Common Stock when combined with the number of shares of Common Stock owned by Mr. Shahbaz prior to such issuance will result in Mr. Shahbaz having a direct ownership interest in the Company equal to 990% of the then outstanding shares of Common Stock calculated on a fully-diluted basis(collectively, the "Shahbaz Stock"). The Shahbaz Stock shall be registered on Form S-8;

               (iii) a voting agreement between the Investor and the Company relating to, among other things, future amendments to this Agreement; and

               (iv) such other agreements as the parties deem necessary and appropriate in connection with the transactions contemplated by this Agreement.

          (q) Additional Issuances. Except with respect to the Allowed Employee Options, prior to the date of the First Closing (as described in Exhibit A), the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock without the prior written consent of the Investor.

          (r) Appointment of Directors. On June 10, 2007, the Company shall the appointment to its Board of Directors a nominee of the Investor; provided, however, that if this Agreement is amended to increase the time by which either party may terminate this Agreement because of its due diligence investigation of the other party pursuant to the first sentence of Section 8 below, then the obligation of the Company to appoint a nominee of the Investor to the Company's Board of Directors shall arise on the first day after the last day upon which either party may terminate this Agreement pursuant to the terms contained in the first sentence of Section 8 below. Upon the First Closing, the Company shall cause to appoint to its Board of Directors such number of nominees of the Investor equal to two-thirds of the then total number of directors comprising the Board of Directors, and shall obtain all such consents as required to effectuate the intent of this sentence.

          (s) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of the Investor or its respective nominee(s), for the Shares issued at each Closing in the form of Exhibit B attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4(t), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If the Investor effects a sale, assignment or transfer of the Shares in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment.

          (t) HSR Act Filing. To the extent the transactions covered by this Agreement require the Company and the Investor to make a filing under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and the Investor shall (i) file or cause to be filed, as promptly as practicable but in no event later than the tenth (10th) business day after the execution and delivery of this Agreement, with the Federal Trade

Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the initial thirty (30) day waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company and the Purchaser each agree to request, and to cooperate with the other party in requesting, early termination of any applicable waiting period under the HSR Act.

          (u) Delivery of Disclosure Schedules. The Schedules relating to this Agreement shall be delivered as soon as practicable after the execution of this Agreement by the parties hereto and, in any event, no later than June 9, 2007.

     5.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          (a) Closing Dates. The obligation of the Company hereunder to issue and sell that portion of the Shares to the Investor at each Closing as set forth in Exhibit A is subject to the satisfaction, at or before each applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

               (i) The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

               (ii) The Company, the Investor and Tony Shahbaz shall have successfully negotiated the terms and conditions of the Additional Transaction Documents to which it or he is a party and the Investor and Mr. Shahbaz shall have executed each of the Additional Transaction Documents to which it or he is a party and delivered the same to the Company.

               (iii) The Investor shall have delivered to the Company that portion of the Purchase Price for the portion of Shares being purchased by the Investor at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               (iv) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to each Closing Date.

               (v) The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby, and the purchase and payment of the Shares at the Closing Dates on the terms and conditions as provided herein shall not violate any law applicable to the Company.

     6.   CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE.

          (a) Closing Dates. The obligation of the Investor hereunder to purchase that portion of the Shares at each Closing as set forth in Exhibit A is subject to the satisfaction, at or before the First Closing, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof, and provided further, that the conditions of set forth in Section 6(a)(iii)(B), (ix) and (x) shall be applicable to all Closings:

               (i) The Investor shall have obtained certain governmental approvals in the People's Republic of China (the "PRC") to secure the funds necessary to purchase all of the Shares.

               (ii) Any waiting period under the HSR Act applicable to the transactions contemplated hereby, shall have expired or been terminated.

               (iii) The Company shall have executed and delivered to the Investor (A) each of the Transaction Documents, and (B) stock certificates representing that portion of the Shares being purchased by the Investor at such Closing pursuant to this Agreement.

               (iv) The Company and the Investor shall have successfully negotiated the terms and conditions of the Additional Transaction Documents and the Company shall have executed the Additional Transaction Documents to which it is a party and delivered the same to the Investor.

               (v) The Investor shall have received the opinion of Rutan & Tucker, LLP, the Company's outside counsel, dated as of the First Closing, in form and substance mutually agreed upon the parties hereto.

               (vi) The Company shall have delivered to the Investor a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit B attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

               (vii) The Company shall have delivered to the Investor a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the First Closing.

               (viii) The Company shall have delivered to the Investor a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within 10 days of the First Closing.

               (ix) The Company shall have delivered to the Investor a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within ten (10) days of the First Closing.

               (x) The Company shall have delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the First Closing, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to the Investor, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at each Closing, in form and substance mutually agreed upon the parties hereto.

               (xi) The representations and warranties of the Company shall be true and correct as of the date when made and as of each Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each Closing Date. Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of each Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

               (xii) The Company shall have delivered to the Investor a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of each Closing Date.

               (xiii) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the First Closing, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

               (xiv) All reports, including, but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which Annual Report shall contain certain restated financial statements, including without limitations those relating to the Company's fiscal years ended December 31, 2005 and 2004, that the Company is obligated to file under the Shares Exchange Act of 1934, as amended, shall have been filed. The "E" modifier appended to the Company's trading symbol as quoted on the Principal Market shall have been removed.

               (xv) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares.

               (xvi) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request, including, but not limited to the Company's most recent business plan.

     7. TRADE CREDIT FACILITY. In furtherance of the strategic alliance between the Company and the Investor pursuant to this Agreement, the Investor hereby provides the Company with a trade credit facility (the "CREDIT FACILITY") upon the terms and conditions set forth in this Section 7.

          (a) The Credit. The Investor hereby extends to the Company, pursuant to PRC banking approval, the Credit Facility in the aggregate amount not to exceed US$15,000,000. The Credit Facility shall terminate on date of the Third Closing.

          (b) Use of the Credit. The Company agrees that the Credit Facility may be used in connection with purchases by the Company of products (collectively, the "PRODUCTS") from any supplier to the Company including the Investor. The aggregate amount available to be drawn under the Credit Facility shall be reduced, dollar for dollar, by the aggregate amount of unpaid invoices for the Products.

          (c) Payment Terms. For each purchase of the Products in reliance on the Credit Facility, the Company shall promptly comply with payment terms equal to net 75 days for each such purchase.

     8. TERMINATION. Either party may terminate this Agreement on or before June 8, 2007 based upon the results of such party's due diligence investigation of the other party. In the event that the Investor fails to obtain PRC governmental approval as required by Section 6(a)(i) on or prior to August 31, 2007, the Company may terminate this Agreement immediately. In the event that the First Closing shall not have occurred on or before September 30, 2007 due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6, respectively, (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement at the close of business on such date without liability of the non-breaching party to the breaching party. The foregoing notwithstanding, if this Agreement is terminated pursuant to this Section 8, the obligations of each party pursuant to Section 4(g) above shall remain.

     9.   MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Investor and holders of Shares, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, or holders of Shares, as the case may be. The Company has not, directly or indirectly, made any agreements with any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Investor has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

              If to the Company:

                       I/OMagic Corporation
                       4 Marconi
                       Irvine, California 92618
                       Telephone: (949) 707-4800
                       Facsimile: (949) 830-3548
                       Attention: Tony Shahbaz

              Copy to:

                       Rutan & Tucker, LLP
                       611 Anton Blvd, Suite 1400
                       Costa Mesa, California 92626
                       Telephone: (714) 641-5100
                       Facsimile: (714) 546-9035
                       Attention: Larry A. Cerutti, Esq.

              If to the Investor:

                       (TM)Jiangxi Greatsource Display Tech. Co., Ltd. Feng Lin Avenue
                       Nanchang Economic & Technological Development Zone Nanchang,
                       Jiangxi, People's Republic of China
                       Telephone: 86-791-703-9826
                       Facsimile: 86-791-381-0782
                       Attention: Fanghong Li

              with a copy (for informational purposes only) to:

                       Richardson & Patel LLP
                       10900 Wilshire Blvd. Suite 500
                       Los Angeles, CA 90242
                       Telephone: (213) 208-1182
                       Facsimile: (212) 208-1154
                       Attention: Kevin K. Leung, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares and, in the case of the Company, any trustee, examiner with expanded powers, responsible officer, or other person appointed as an estate representative for the Company. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions.). A Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Investor hereunder with respect to such assigned rights.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Investor contained in Sections 2 and 3, respectively, and the agreements and covenants set forth in Sections 4, 7 and 9 shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or
(c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, (iii) any disclosure made by the Investor pursuant to Section 4(i), or (iv) the status of the Investor or holder of the Shares as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in the Registration Rights Agreement.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Investor and each holder of the Shares shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to any of the other Transaction Documents or the Investor enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) Independent Nature of Investor' Obligations and Rights. The obligations of the Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Strategic Alliance Shares Purchase Agreement to be duly executed as of the date first written above.

                                       COMPANY:

                                       I/OMAGIC CORPORATION


                                       By:  /s/ TONY SHAHBAZ
                                            ---------------------------
                                            Name: Tony Shahbaz
                                            Title:  President

     IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Strategic Alliance Shares Purchase Agreement to be duly executed as of the date first written above.

                                       INVESTOR:

                                       JIANGXI GREATSOURCE DISPLAY
                                       TECH. CO., LTD.


                                       By:  /s/ LI FANG HONG
                                            ----------------------------
                                            Name:  Li Fang Hong
                                            Title:  General Manager

                                    EXHIBIT A


                       CLOSING DATES AND PAYMENT SCHEDULE


           CLOSING DATE              SHARES OF COMMON STOCK    AMOUNT OF PAYMENT
----------------------------------  ------------------------   -----------------
September 30, 2007                      8,000,000 shares         US$24,000,000

On any date between March 31, 2008      10,000,000 shares        US$41,000,000
and May 31, 2008, including March
31, 2008 and May 31, 2008

May 31, 2008                            3,750,000 shares         US$30,000,000

           Total                        21,750,000 shares        US$95,000,000

                                    EXHIBIT B

                     IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

                                  SCHEDULE 4(D)

                                 USE OF PROCEEDS

The Company covenants to use the proceeds of the Purchase Price (as defined in the Strategic Alliance Share Purchase Agreement) as follows:

       PROCEEDS:                             USE OF PROCEEDS:
       ---------                             ----------------

Proceeds from the
First Closing           o     To set up a factory and SKD assembly line with
                              capacity to produce 150,000 to 300,000 sets of LCOS displays and related products ("Products")

                        o To initiate and conduct sales and marketing campaigns for the Products in the US

                        o To set up and maintain distribution channels to distribute units of the Products in the US

                        o To set up and maintain service and support facilities for the Products

                        o Normal course of existing business operations of the Company

Proceeds from the
Second Closing          o     To increase and maintain distribution channels to
                              distribute units of the Products in the US

Proceeds from the
Third Closing           o     To establish and commence research and development
                              of the Products